EXHIBIT 5.1

                                   LAW OFFICES
            STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.
                                  MUSEUM TOWER
                             150 WEST FLAGLER STREET
                              MIAMI, FLORIDA 33130
                                    ---------
                  MIAMI (305) 789-3200 o BROWARD (954) 463-5440
                               FAX (305) 789-3395

E. RICHARD ALHADEFF           ALICE R. HUNEYCUTT              PATRICIA A. REDMOND                 OWEN S. FREED
LOUISE JACOWITZ ALLEN         RICHARD B. JACKSON              ELIZABETH G. RICE                   SENIOR COUNSEL
STUART D. AMES                THEODORE A. JEWELL              GLENN M. RISSMAN
LAWRENCE J. BAILIN            MICHAEL I. KEYES                CARL D. ROSTON                      DAVID M. SMITH
PATRICK A. BARRY              TEDDY D. KLINGHOFFER            DAVID A. ROTHSTEIN               LAND USE CONSULTANT
AMANDA C. BARRY               ROBERT T. KOFMAN                BETTY CHANG ROWE
SHAWN BAYNE                   THOMAS A. LASH                  STEVEN D. RUBIN
LISA K. BENNETT               PAUL TAGER LEHR                 CLAIRE  SAADY                        TAMPA OFFICE
SUSAN FLEMING BENNETT         VERNON L. LEWIS                 MIMI L. SALL                          SUITE 2200
LISA K. BERG                  WENDELL T. LOCKE                NICOLE S. SAYFIE              SUNTRUST FINANCIAL CENTRE
MARK J. BERNET                KEVIN B. LOVE                   RICHARD E. SCHATZ              401 EAST JACKSON STREET
HANS C. BEYER                 JOY SPILLIS LUNDEEN             LESTER E. SEGAL                  TAMPA, FLORIDA 33602
MARTIN G. BURKETT             GEOFFREY MacDONALD              MARTIN S. SIMKOVIC
CLAIRE BAILEY CARRAWAY        MICHAEL C. MARSH                CURTIS H. SITTERSON                (813) 223-4800
ELLEN I. CHO                  BRIAN J. McDONOUGH              RONNI D. SOLOMON
SETH THOMAS CRAINE            ANTONIO R. MENENDEZ             MARK D. SOLOV
PETER L. DESIDERIO            FRANCISCO J. MENENDEZ           EUGENE E. STEARNS               FORT LAUDERDALE OFFICE
MARK P. DIKEMAN               ALISON W. MILLER                JENNIFER D. STEARNS                   SUITE 1900
SHARON QUINN DIXON            VICKI LYNN MONROE               BRADFORD SWING                200 EAST BROWARD BOULEVARD
ALAN H. FEIN                  HAROLD D. MOOREFIELD, JR.       ANNETTE TORRES              FORT LAUDERDALE, FLORIDA 33301
ANGELO M. FILIPPI             JOHN N. MURATIDES               DENNIS R. TURNER
ANDREA F. FISHER              JOHN K. OLSON                   RONALD L. WEAVER                   (954) 462-9500
ROBERT E. GALLAGHER, JR.      ROBERT C. OWENS                 ROBERT I. WEISSLER
CHAVA E. GENET                JAY P. W. PHILP                 PATRICIA G. WELLES
LATASHA A. GETHERS            DARRIN J. QUAM                  THOMAS H. WILLIAMS, JR.
PATRICIA K. GREEN             NICOLE R. RAMIREZ               MARTIN B. WOODS
JOSEPH K. HALL                JOHN M. RAWICZ
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                                February 11, 1998

MasTec, Inc.
3155 N.W. 77th Avenue
Miami, Florida 33122-1205

Dear Sirs:

         We have acted as counsel to MasTec, Inc., a Delaware corporation (the
"Company"), in connection with the proposed exchange (the "Exchange") by the Company of 7 3/4% Series B Senior Subordinated Notes Due 2008 ("New Notes") for an equal principal amount of its outstanding 7 3/4% Senior Subordinated Notes
Due 2008 ("Old Notes").

         In connection with the proposed Exchange, we have examined the Company's Certificate of Incorporation and By-laws, as presently in effect, the Company's relevant corporate proceedings, the draft Registration Statement on Form S-4 covering the proposed Exchange (the "Registration Statement"), including the Prospectus filed as a part of the Registration Statement, the Indenture dated February 4, 1998, in respect of the Old Notes and the New Notes
(the "Indenture"), and such other documents, records, certificates of public officials, statutes and decisions as we considered necessary to express the opinions contained herein. In the examination of such documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies.

            STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.



MASTEC, INC.
February 11, 1998
Page 2

         We understand that the New Notes are to be issued to the holders of the Old Notes in the Exchange and are to be available for resale by such holders, all in the manner described in the Prospectus, which is a part of the Registration Statement, and in the Indenture.

         Based on the foregoing, we are of the opinion that:

               1. The issuance of the New Notes to the holders of the Old Notes pursuant to the terms of the Exchange and the Indenture have been duly authorized by proper corporate action of the Company.

               2. When the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission and the New Notes have been duly issued to and exchanged for the Old Notes, all in accordance with the terms of the Exchange, the Indenture and the Registration Statement, such New Notes will be validly issued and will constitute binding obligations of the Company, subject, as to enforcement (i) to any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors' rights and remedies generally and (ii) to general principles of judicial discretion and equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity or in a bankruptcy proceeding and except that (i) rights to contribution or indemnification may be limited by the laws, rules or regulations of any governmental authority or agency thereof or by public policy and (ii) waivers as to usury, stay or extension laws may be unenforceable).

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to any reference to us in the Prospectus which is a part hereof.

                                             Sincerely,

                                             STEARNS WEAVER MILLER WEISSLER
                                             ALHADEFF & SITTERSON, P.A.

SWM/dr


            STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.